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                                                                   EXHIBIT 8.1

                          (PERKINS COIE LLP LETTERHEAD)



                                  June 17, 2005

Corillian Corporation
3400 N.W. John Olsen Place
Hillsboro, OR 97124

         RE: ACQUISITION OF INTELIDATA TECHNOLOGIES CORPORATION BY CORILLIAN
             CORPORATION

Ladies and Gentlemen:

         We have acted as counsel to Corillian Corporation, an Oregon corporation ("Parent"), in connection with the Agreement and Plan of Merger dated as of March 31, 2005 (the "Agreement"), by and among Parent, Wizard Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and InteliData Technologies Corporation ("Company"). Pursuant to the Agreement, Company will merge with and into Merger Sub (the "Merger"), whereupon the separate corporate existence of Company shall cease and Merger Sub shall continue as the surviving corporation.

         This opinion is being delivered in connection with the Registration Statement on Form S-4 relating to the Merger filed with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on even date herewith (the "Registration Statement"), to which this opinion appears as an exhibit. Unless otherwise indicated, capitalized terms used herein have the meaning ascribed to them in the Agreement.

         You have requested our opinion regarding certain United States federal income tax consequences of the Merger. In formulating our opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Agreement, (ii) the Registration Statement, which Registration Statement includes the Proxy Statement, (iii) Tax Certificates of Parent, Merger Sub and Company ("Tax Certificates"), and (iv) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

         In addition, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Agreement, and (ii) the statements concerning the Merger contained in the Agreement and the Registration Statement, and the representations made by the parties in the Agreement and their respective Tax Certificates, are true, correct and complete and will remain true,

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Corillian Corporation
June 17, 2005
Page 2

correct and complete at all relevant times. We have also assumed, with your permission, (iii) the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof, (iv) the performance of all covenants contained in the Agreement without waiver or breach of any material provision thereof, and (v) that any representation or statement made in the Agreement or the Tax Certificates with the qualification "to the knowledge of" or "based on the belief of" Parent, Company, and Merger Sub, or other similar qualification, is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.

         Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein, if the Merger is consummated in accordance with the Agreement, and as described in the Registration Statement, we hereby confirm our opinion set forth in the Registration Statement under the heading "Material United States Federal Income Tax Consequences of the Merger." Furthermore, based upon the foregoing and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that the discussion in the Registration Statement under the heading "Material United States Federal Income Tax Consequences of the Merger," to the extent it reflects statements of law or legal conclusions with respect to the material United States federal income tax consequences of the Merger generally applicable to Company shareholders who hold their shares of Company common stock as capital assets at the effective time of the Merger and who exchange their shares for shares of Corillian common stock and cash, including, as applicable, cash in lieu of fractional shares of Parent common stock in the Merger, is accurate in all material respects.

         Our opinion herein is based on, as of the date hereof, the applicable provisions of the Internal Revenue Code, Treasury Regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service contained in published revenue rulings, revenue procedures and announcements, pertinent judicial authorities and other applicable authorities. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of our opinion. Further, our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position.

         This opinion is expressed as of the date hereof, and we undertake no responsibility to advise you of any subsequent changes of the facts stated or assumed herein, or of any new developments in the application or interpretation of the United States federal income tax laws. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon. This opinion addresses only the matters of United States federal income taxation specifically described under the heading "Material United States Federal Income Tax Consequences of the Merger" in the Registration Statement. This opinion does not address any other United States federal tax consequences or any state, local or foreign tax consequences that may result from the Merger or any other transaction undertaken in connection with or in contemplation of the Merger.

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Corillian Corporation
June 17, 2005
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         We are furnishing this letter in our capacity as counsel to the Parent, and this letter is solely for the benefit of the Parent. This letter is not to be used, circulated, quoted in whole or in part or referred to or otherwise relied upon, nor is it to be filed with any governmental agency or given to any other person, without our prior written consent, except as set forth below.

         We hereby consent to the discussion of this opinion in the Registration Statement, to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the captions "Legal Matters" and "Material United States Federal Income Tax Consequences of the Merger" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of "expert" as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ PERKINS COIE LLP